UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2005

--------------

ELDERWATCH, INC.

(Name of Small Business issuer in its charter)

   FLORIDA

                                333-10891

65-0891381

(State or other jurisdiction of            (Commission File No.)    (IRS Employer Identification

incorporation or organization)

     Number)

2881 North Pine Island Road, Building 65, Suite 203, Sunrise, Florida 33322

 (Address of principal executive offices)

(954) 741-4157

(Registrant’s telephone number)

-------------------------

AGENT FOR SERVICE

        WITH COPY TO:

Allan Weiss

        Joseph I. Emas, Attorney at Law

2881 N. Pine Island Road

        1224 Washington Avenue

Building 65, Suite 203

        Miami Beach, FL 33139

Sunrise, FL 33322

        (305) 531-1174

(954) 741-4157

        (305) 531-1274 Fax

 Item 8 01. Other Events

On  July 17, 2005 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding shares on a five to one (5 – 1) basis bringing the total common shares issued and outstanding to 8,955,000  and subsequently bringing the total of issued and outstanding common shares to 5,205,000 after the cancellation of 3,750,000 common shares.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

              3.1

Amended Articles of Incorporation

             99.1

July 17, 2005 Minutes of The Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elderwatch, Inc.

/s/ Allan Weiss

                                             July 21, 2005

     Allan Weiss, President and Secretary

2